Exhibit 1


                            CREDIT FACILITY AGREEMENT

         THIS CREDIT FACILITY AGREEMENT (the "Agreement"), is made and entered into as of October 30, 1998 by and between EPSOM INVESTMENTS SERVICES NV, a Dutch Antilles corporation ("Epsom"), and RESOURCE FINANCE & INVESTMENT LTD., a Bermuda corporation (the "Company").

                                    RECITALS

         WHEREAS, Epsom has agreed to provide the Company with a loan facility of up to one hundred and fifty thousand United States Dollars (US$150,000) on the terms and conditions set forth herein and in the exhibits hereto.

         WHEREAS, the parties have agreed that the Maturity Date for all credit extended by Epsom be 31st October 2000 but that no repayment will be made prior to the 1st November 1999

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Epsom and the Company hereby agree as follows:

1. Credit Facility; Use of Proceeds.

1.1 Subject to the terms and conditions of this Agreement, Epsom hereby agrees to make advances of up to and one hundred and fifty thousand United States Dollars (US$150,000) to the Company from time to time from the date hereof up to and including October 31st 2000 (the "Maturity Date") unless sooner terminated as provided herein. All Advances shall be made pursuant to and shall be evidenced by a secured promissory note, dated the date hereof (the "Note"), in the form of Exhibit A attached hereto, the terms of which are incorporated herein by this reference.

1.2 The Company may, from time to time, prior to the Maturity Date, borrow, partially or wholly repay all prior Advances, and reborrow, subject to the limitations, terms and conditions set forth herein. The Advances shall include any and all payments of any kind to third parties, and out of pocket fees, costs and expenses incurred by Epsom at the request of the Company, such out of pocket fees, costs and expenses to be agreed upon by the parties at the time of the request. The Company shall provide to Epsom a request for an Advance at least one week (and at least two weeks in the case of an Advance in excess of $30,000) prior to the date of the Advance, and shall include in such request wire transfer instructions and such other information as Epsom shall reasonably request.

1.3      The Advances shall be used by the Company for working capital purposes.

2. Interest Rate and Fees. Interest and fees shall accrue and be payable on all Advances as set forth in the Note. Further, the Company shall pay a facility fee in the amount of US$3,000 upon the execution of this Agreement.



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

3. Collateral; Other Agreements. As a material inducement to Epsom to make Advances to the Company, the Company has, concurrently with the execution and delivery of this Agreement, executed and delivered to Epsom a security agreement (the "Security Agreement") in the form of Exhibit B attached hereto. However, the Security Agreement shall terminate upon the failure of Epsom to make Advances, to the extent permitted by the terms of this Agreement.

4. Representations and Warranties of the Company.

                  As a material inducement to Epsom to enter into and execute this Agreement and to perform its covenants, agreements, duties and obligations hereunder, and in consideration therefore, the Company hereby makes the following representations and warranties, each of which (a) is material and is being relied upon by Epsom as a material inducement to enter into this Agreement and (b) is true at and as of the date hereof (as used in this Section 4 the term "Company" shall be deemed to refer also to any wholly-owned subsidiary of the Company).

4.1 Authority. The Company has full power and authority to enter into and perform its obligations set forth in this Agreement and to borrow and repay Advances under this Agreement.

4.2 Compliance with Laws, etc. The execution and delivery of this Agreement and the drawing of advances hereunder do not and will not violate any requirement of law or any contractual obligation of the Company.

4.3 Defaults. The Company is not currently in default of any contractual obligation which would have a material adverse effect on the Company's business, assets or financial condition.

4.4 Litigation. , There is no litigation, arbitration or other proceedings taking place, pending or to the knowledge of the Company threatened against the Company or any of its assets which questions the validity of this Agreement or the right of the Company to enter into it or to consummate the transactions contemplated hereby.

4.5 Disclosures. To the best of the Company's knowledge, the information contained in the covenants, agreements, representations and warranties of the Company in this Agreement, or in any of the schedules, lists, exhibits, documents or instruments attached hereto or to be delivered by the Company, as contemplated hereby (i) does not contain or will not contain any untrue statement of a material fact, or (ii) does not omit or will not omit a material fact necessary to make the statements contained herein or therein not misleading.

4.6 Material Adverse Change. There has been no Event of Default (as defined in
Section 6.1) and no change or changes in the operations, management, business or prospects of the Company which, either individually or in the aggregate, has had or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole (a "Material Adverse Change").

5. Covenants of the Company. The Company covenants and agrees with Epsom that during the term of this Agreement, unless otherwise consented to in writing by Epsom, the Company and any subsidiary of the Company shall:

5.1 Operation in the Ordinary Course. Operate and conduct its business within the normal course of business, and use reasonable efforts to maintain its business and properties, maintain insurance in accordance with current policies, and operate in accordance with all contractual obligations and requirements of


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

law to protect and preserve the value of the Collateral, as defined in the Security Agreement attached hereto as Exhibit B.

5.2 Minimize Advances. Limit its Advances pursuant to the Note to funds necessary to meet cash flow requirements, to the extent that the business strategy of the Company, as discussed with Epsom, would not be comprised.

5.3 Cooperation in Fundraising. Will execute and deliver such instruments, documents and further assurances as Epsom from time to time may reasonably request in connection with raising capital for the Company.

5.4      Accounting; Financial Statements.

          (1) The Company shall, and shall cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and shall set aside on its books, and cause each of its subsidiaries to set aside on its books, all such proper reserves as shall be required by generally accepted accounting principles.

     (2)  The Company shall deliver to Epsom:

          (1) Within 30 days after the end of each monthly accounting period in each fiscal year of the Company, a consolidated balance sheet of the Company and any subsidiaries as and at the end of each such period, and consolidated statements of operations and shareholders' equity (deficit) for each such period and for the period from the beginning of the current fiscal year to the end of such monthly period, and the corresponding periods of the previous fiscal year.

          (2) Within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and consolidated statements of operations and shareholders' equity (deficit) and changes in consolidated financial position of the Company for such year, all in reasonable detail and accompanied by a report of the Company's certified public accountants that such financial statements have been audited in accordance with generally accepted auditing standards, that it is the opinion of the Company's certified public accountants that such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company for the year for the period, in conformity with generally accepted accounting principles and in a consistent manner with prior periods, and that the Company's certified public accountants believe that their audit provides a reasonable basis for such opinion.

          (3) Within ten (10) days after receipt by the Company, a copy of any management letter delivered to the Company by its certified public accountants.

          (4) Promptly (but in any event within ten days) after the discovery of any material adverse event or circumstance affecting the Company or any of its subsidiaries (including, but not limited to, the filing of any material litigation against the Company or any subsidiary or the discovery that the Company or any subsidiary is not, or with the passage of time will not be, in material compliance with any provision of this Agreement, its Articles of Incorporation, its Bylaws, or any other material agreement of the Company), a notice specifying the nature and period of existence thereof, and what actions the Company has taken and/or proposes to take with respect thereto.


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

5.5 Inspection Rights. The Company shall permit any authorized representative designated by Epsom, at Epsom's expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss its and their affairs, finances and accounts with its and their officers or employees all at such reasonable times and as often as may be reasonably requested; provided that such rights shall be exercised in a manner so as not to materially and adversely disrupt the ordinary course of business of the Company or any of its subsidiaries.

5.6 Notification. The Company shall promptly (but in no event more than five (5) days following the occurrence of any such event or matter) notify Epsom of (i) the occurrence of any Material Adverse Change or any "Event of Default" (as defined in Section 6.1), or any condition, event or act which with the giving of notice or the passage of time (or both) would constitute an Event of Default;
(ii) any change in the name, organizational structure or control of the Company;
(iii) the occurrence of any uninsured or partially insured loss through fire, theft, liability or property damage in excess of $100,000; or (iv) any suit or other proceeding where the amount sought to be recovered by the complaining party exceeds $100,000, or where one or more of the allegations against the Company or any of its officers, directors or employees involves fraud or potential criminal liability on the part of any such persons or entities.

5.7 Use of Proceeds. The Company shall use the Advances for working capital purposes.

6. Events of Default; Remedies.

6.1 Event of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Agreement: (a) the Company shall fail to pay when due any principal, interest, fees or other amounts payable under or shall fail to observe or perform any obligation, duty or other covenant contained in this Agreement, or any representation or warranty of the Company under any Loan Document or any exhibit hereto shall prove at any time to be incorrect in any significant respect (provided that the Company shall be provided a ten (10) day grace period not more often than twice during any 12 month period with respect to the failure to make any payment required hereunder); (b) the Company shall be in default under the terms of any other material agreement, contract or instrument to which it shall be a party, which default shall have a material adverse impact on the Company; (c) the Company shall dissolve and wind-up its business affairs or shall otherwise discontinue or substantially wind down its business operations; shall become insolvent; shall suffer, consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of or for itself or for any of its property; shall generally fail to pay its debts as they become due or make a general assignment for the benefit of creditors; shall file a voluntary petition in bankruptcy or seek a reorganization in order to effect a plan or other arrangement with creditors or seek any other relief under the insolvency or bankruptcy laws of any country, as amended (the "Bankruptcy Law"), or any state law, whether now or hereafter in effect; shall be adjudicated bankrupt; or shall have entered against it any order for relief under the Bankruptcy Law or any such state law, or shall have filed against it, an involuntary petition pursuant to the Bankruptcy Law or any such state law, and in each such case the same shall not be dismissed or discharged within sixty (60) days following the entry of such order or filing; (d) any of the agreements attached as exhibits hereto shall be in whole or in material part unenforceable; or (e) there shall exist or occur any event or condition which impairs or is substantially likely to impair the Company's ability to repay in a prompt


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

and timely fashion all principal and accrued interest under this Agreement, and/or the Company's ability to perform in a timely manner all duties and obligations hereunder in strict accordance with the terms hereof.

6.2 Remedies. Upon the occurrence of an Event of Default, Epsom shall furnish written notice to the Company, specifying the Event of Default. If the Company shall not have cured such alleged Default within ten (10) days in the event of a failure to make any payment due hereunder or within twenty (20) calendar days in the event of any other Event of Default, then, at Epsom's option and notwithstanding anything else in this Agreement to the contrary, (a) all unpaid and outstanding principal and accrued interest under the Note shall become immediately due and payable without notice, presentment, demand, protest or notice of dishonor, all of which are expressly waived by the Company; (b) the obligation of Epsom to make any further Advances shall immediately cease and terminate; and (c) Epsom shall have all rights, powers and remedies available under this Agreement or as otherwise provided by law, all of which rights, powers and remedies may be exercised at any time, or from time to time, by Epsom following such occurrence. All such rights, powers and remedies of Epsom are cumulative and not exclusive and shall be in addition to any and all other rights, powers and remedies provided by law or equity.

7. Conditions to the Obligations of Epsom to Make Advances. The obligation of Epsom to make the first advance hereunder, and all subsequent advances hereunder, shall be subject to the satisfaction prior to making each Advance of each of the conditions set forth in this Section 8, unless waived by Epsom.

7.1 Accuracy of Representations and Warranties of the Company and Related Certificate. The representations and warranties of the Company shall be true and correct as of the date Advance is made (an "Advance Date") as though made on and as of such date, the Company shall have performed all obligations and complied with all covenants required to be performed or to be complied with by the Company under this Agreement on or prior to each Advance Date.

7.2 No Pending or Threatened Legal Action. No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding or investigation by any governmental organization shall be pending or threatened, challenging or imposing a material limitation on the execution, delivery or performance of this Agreement, the consummation of any of the transactions contemplated hereby or the operation by the Company of its business as now conducted or as presently proposed to be conducted.

7.3 Proceedings and Documents. All proceedings taken in connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to Epsom and its counsel.

7.4 Delivery of Budget. The Company's annual operating budget (the "Annual Budget") shall have been approved by the Board of Directors of the Company, no later than 60 days prior to the beginning of each fiscal year, which Annual Budget shall contain such detail as Epsom shall reasonably request. Promptly after approval by the Board of Directors, the Company shall deliver a copy of the Annual Budget to Epsom.

7.5      No Material Adverse Change.  There shall have been no Material Adverse
Change.


8. Termination.

8.1 Voluntary. This Agreement may be terminated at any time by either party giving sixty (60) days notice to the other.


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

8.2 Extension. This Agreement may be extended by further written agreement of the parties.

8.3 Automatic. This Agreement will automatically terminate upon the occurrence of an Event of Default as set forth in Section 6.2. Notwithstanding anything else in this Agreement to the contrary, upon automatic termination hereunder, all unpaid and outstanding principal and accrued interest under the Note shall become immediately due and payable without notice and the obligation of Epsom to make any further Advances shall immediately cease and terminate.

9.       Indemnification.

9.1 Indemnification. The Company hereby indemnifies Epsom and/or its Affiliates, (collectively the "Epsom Indemnified Parties" and each individually an "Epsom Indemnified Party") against, and agrees to hold the Epsom Indemnified Parties harmless from, and to defend the Epsom Indemnified Parties against, any and all damages (as defined below) incurred or suffered by the Epsom Indemnified Parties arising out of any misrepresentation, inaccuracy or omission in any representation or warranty made by the Company under this Agreement. Promptly after receipt by an Epsom Indemnified Party of notice of the commencement of any action such party will, if a claim in respect thereof is to be made against an Epsom Indemnified Party under this Section 9, notify the Company in writing of the commencement thereof. In case any such action is brought against an Epsom Indemnified Party and such Epsom Indemnified Party notifies the Company of the commencement thereof, the Company will be entitled to participate therein.

9.2 Cumulative Remedy. The indemnity provided by this Section 10 is in addition to any other rights or remedies which the Epsom Indemnified Parties or their successors or assigns may have at law or in equity on account of, or with respect to, any of the matters covered by this Section 10, or any other Section based upon any other representations, warranties or covenants or agreements set forth in this Agreement.

10.      Definitions.

10.1 "Affiliate" means, with respect to any Person: (A) any Person who is an "affiliate" of such Person as defined in Rule 12b-2 of the United States Securities Exchange Commission under the United States Securities and Exchange Act of 1934, as amended, (B) any Person who is a director, officer or partner or holds a similar position with any entity in which such Person has a 10% or greater equity or profit interest, and (C) any family member of a person referred to in (A) or (B).

10.2 "Contractual Obligation" means, in respect of any Person, any agreement or instrument, written or oral, to which such Person is a party or by which it or any of its properties or assets are bound, including, without limitation, (i) any charter, bylaw, trust instrument, indenture or evidence of indebtedness and
(ii) any lease, contract, guarantee, indemnity or other obligation or commitment either by the Person or by any other person which relates to the property, assets, obligations or commitments of the Person.

10.3 "Damages" as used herein shall mean any and all claims, actions, demands, losses, costs, expenses, liabilities, damages and recoveries to the full amount of the actual damage occasioned by each deficiency, misrepresentation, inaccuracy, omission or breach in each case including interest, penalties or other damage (including, without limitation, reasonable attorneys' fees and other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or of enforcing this indemnity).

10.4 "Intangible" means any trademark, service mark, trade name (whether registered or unregistered), copyright, license, patent or design patent, or pending application therefore, trade secret, process,


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

recipe or formula, and any right with respect to the foregoing and with respect to the use of any brand name, distinctive emblem or devices of merchandising and design.

10.5 "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, Government or Governmental body.

10.6 "Requirement of Law" in respect of any Person means (i) any law, rule, regulation, restriction, order, writ, judgment, award, determination, injunction or decree of any court or Government, or any decision or ruling of any arbitrator,+ applicable to such Person or any of its properties or assets, and
(ii) the certificate of incorporation or other charter document or bylaws of such Person.

10.7 "Taxes" means all Governmental taxes, assessments, fees, levies, imposts, duties, license and registration fees, charges or withholdings of any nature whatsoever arising in connection with or in respect of any assets, income, profits, businesses or other properties of any nature whatsoever.

11. Notices. All notices, requests, demands, deliveries and other communications hereunder shall be in writing and, except as otherwise specifically provided in this Agreement, shall be deemed to have been duly given, upon receipt, if delivered personally or via fax, or ten business days after deposit in the mail, if mailed, first class with postage prepaid (confirmed by telex if the addressee is in a country other than that of the sender) to the parties at the following addresses:

         If to Epsom:

                  EPSOM INVESTMENT SERVICES NV
                  16 Pietermaai,
                  P.O. Box 816,
                  Curacao,
                  Netherlands Antilles
                  Attn:  R.A. Leopard, President

         If to the Company:

                  RESOURCE FINANCE & INVESTMENT LTD.
                  The Corner House,
                  Parliament Street,
                  Hamilton,
                  Bermuda
                  Attn : Michael Brickell, President

         Any of the parties hereto may, from time to time, change its address for receiving notices by giving written notice thereof in the manner outlined above.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Entire Agreement. This Agreement and the other agreements entered into in connection herewith supersede all prior negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties hereto.


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

14. Successors. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.

15. Headings. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of Bermuda applicable to Agreements to be entered into and entirely performed within such jurisdiction.

17. Delay, Etc. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

18. Costs and Attorneys' Fees. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party's costs, including, without limitation, the court costs and reasonable attorneys' fees incurred therein, including any and all appeals or petitions therefrom.

19. Further Assurances, etc. From the date hereof, the parties will cooperate with one another in order to effectuate the transactions contemplated hereby and, in that regard, will execute and deliver such instruments, documents and further assurances as the other party from time to time may reasonably request.

20. Waiver and Amendment. Any of the terms and provisions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by Epsom and the Company.
1.


21. Assignment. Neither this Agreement nor any right pursuing hereto or interest herein shall be assignable by either of the parties hereto without the prior written consent of the other party hereto.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first above written.

                                            EPSOM INVESTMENT SERVICES NV


                                            By: /s/ R.A. Leopard
                                                ----------------
                                                    R.A.Leopard, President



                                            RESOURCE FINANCE & INVESTMENT LTD.


                                            By: /s/ Michael Brickell
                                                ---------------------
                                                Michael Brickell, President


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




                                    EXHIBITS





                  Exhibit A          Secured Convertible Promissory Note
                  Exhibit B          Security Agreement



                                    EXHIBIT A

                       SECURED CONVERTIBLE PROMISSORY NOTE

Up to US$150,000                                             October 30th, 1998


         In consideration of such loans or advances ("Advances") as EPSOM INVESTMENT SERVICES NV, a Dutch Antilles corporation ("Epsom"), from time to time makes hereon to or for the benefit or at the request of RESOURCE FINANCE & INVESTMENT LTD., a Bermuda corporation (the "Maker"), the Maker hereby promises to pay on or before October 31st, 2000 (the "Maturity Date") to Epsom, or order (the "Holder"), in lawful money of the United States of America or in restricted shares of Maker's common stock (at the option of the Holder), all Advances, plus interest thereon, at the rate hereinafter provided.

         The unpaid principal balance hereon at any time shall not exceed one hundred and fifty thousand United States Dollars ($150,000 ("Maximum Principal Amount"), and shall be equal to the aggregate amount of all Advances then made less the aggregate amount of all payments then made thereon.

         Any Advances shall be presumed to be made to and for the benefit and at the request of the undersigned when credited to an account of the undersigned designated by the undersigned in writing to Epsom, or otherwise made in accordance with the oral or written instructions of the undersigned.

         NEITHER THIS NOTE NOR THE COMMON STOCK ISSUABLE ON EXERCISE OF THE CONVERSION RIGHT HAVE BEEN OR WILL BE REGISTERED UNDER THE FEDERAL SECURITIES LAWS OR THE SECURITIES LAWS OF ANY STATE, AND NEITHER THIS NOTE NOR ANY COMMON STOCK ACQUIRED ON EXERCISE OF THE CONVERSION RIGHT MAY BE TRANSFERRED, HYPOTHECATED, SOLD OR ASSIGNED, EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY COMMON STOCK UNDERLYING THIS NOTE MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT AFTER NOTICE TO MAKER AND WITH MAKER'S CONSENT, AND MAKER NEED NOT CONSENT TO ANY SUCH PROPOSED TRANSFER UNLESS, IN THE OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO MAKER, SUCH TRANSFER DOES NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

         Interest on this note shall accrue at a per annum rate of eight percent (8%) or the maximum interest rate allowed by law, whichever is lower. Accrued interest shall be paid to Holder on the last day of each fiscal quarter during which such interest has accrued. The outstanding principal amount of this Note, together with unpaid accrued interest thereon, shall be due and payable in full on or before the Maturity Date. The Maker shall, to the extent permitted by the terms of that certain credit facility agreement (the "Credit Facility Agreement") between Maker and Holder, dated the date hereof, have the right to require Epsom to make Advances up to the Maximum Principal Amount.

         Payment of this Note is secured by a security interest in the intellectual property of Maker pursuant to a security agreement (the "Security Agreement") between Maker and Epsom dated the date hereof. The Security Agreement shall terminate upon the failure of Epsom to make Advances up to the Maximum Principal Amount, to the extent permitted by the terms of the Credit Facility Agreement.

         This Note shall, at the option of the Holder, become immediately due and payable, without notice or demand, and Epsom's obligation to make advances to the Maker shall, without notice or demand, terminate, upon an Event of Default or as otherwise provided in the Credit Facility Agreement.

         Should interest, late charges or other sums due hereon not be paid when due, said past due sums and the unpaid principal balance of this Note shall bear interest at the rate of eighteen percent (15%) per annum (the "Default Rate"). Should any payment required to be made under this Note not be paid within ten days after the same becomes due and payable, it is recognized by the Maker that the Holder will incur extra expenses for the handling of delinquent payments, the exact amount of such extra expense being economically impracticable to ascertain, but that a charge of ten percent (10%) of the amount of the delinquent payment would be a fair approximation of the expense so incurred by the Holder. Therefore, the Maker shall, in such event, without further notice and without prejudice to any rights of the Holder, including, without limitation, the right to collect any other amounts provided to be paid hereunder or under any instrument securing this Note or to declare a default hereunder, pay to the Holder to cover such expenses incurred in handling such delinquent payments, a "late charge" of ten percent (10%) of the amount of such delinquent payment.

         All payments on this Note shall be applied first to the payment of late charges and other sums due hereon or pursuant hereto (other than principal and interest), and then to the payment of accrued unpaid interest, and the remainder thereof shall be applied to the reduction of the principal balance of this Note.

         The Maker may, from time to time, prepay this Note either in full or in part, without penalty.

         The Maker and all endorsers and guarantors hereof, if any, severally waive diligence and the right to plead any statute of limitations, presentment, grace, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note, and notice of intention to accelerate the maturity date, and any and all moratorium, appraisement, exemption and homestead rights now provided or which may hereafter be provided by any federal or state statute both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof. The Maker, and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable with respect to the obligations evidenced by this Note. No delay or omission on the part of the Holder in exercising any right or remedy under this Note shall operate as a waiver of such right or of any other right of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed to constitute the waiver of the same or of any other right on any future occasion. Time is of the essence of each and every provision herein.

         Upon failure of the Maker to perform or to pay, in full, any obligation of the Maker under this Note, or any instrument securing this Note, as and when such performance or payment shall become due, then at the option of the Holder, upon demand but without any advance notice being required, the principal balance of this Note together with all accrued interest thereon, plus all other amounts payable at the time of such demand pursuant to this Note, or any instrument securing this Note, shall become immediately due and payable in full or as to any portion designated by the Holder. Failure to exercise the foregoing option (or any other right or remedy provided herein in any instrument securing this Note, or at law) upon any default of the Maker shall not constitute waiver of the right to exercise the same or any other option, right, or remedy at any subsequent time in respect of the same event or any other event of default, and the Maker and each endorser and each guarantor hereof hereby expressly waive the benefit of every statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing.

         The acceptance by the Holder of any payment hereunder which is less than payment in full of any amount due and payable by the time of such payment shall not constitute a waiver of the right to exercise any option, right, or remedy at that time or at any subsequent time, nor shall it nullify any prior exercise of any such option, right, or remedy without the express written consent of the Holder.

         All amounts payable hereunder are payable in immediately available funds. Any payment received by the Holder after 5:00 p.m., prevailing local time at the place designated from time to time for payment, shall be considered for all purposes (including the calculation of interest and late charges) as having been made on the next following day which is not a Saturday, Sunday, or legal holiday ("business day"); if the date for any payment hereunder falls on a day which is not a business day, then, for all purposes of this Note, the same shall be deemed to have fallen on the next following business day, and such extension of time shall in such case be included in the computation of interest. The Maker agrees to pay all costs of collection when incurred, including reasonable attorneys' fees and costs. Interest hereon shall be calculated on the basis of 365-day year and shall be compounded quarterly.

         The Holder may convert any and all amounts payable hereunder into restricted shares of Maker's common stock as follows:

         The Holder has the right, but not the obligation at any time prior to October 31st, 2000 to convert the outstanding principal and accrued interest due under this Note, in units of Ten Thousand Dollars ($10,000.00) or more, into restricted shares of common stock of the Maker, par value $0.001 ("Common Shares") at the conversion price set forth below, upon surrender of this Note to Maker accompanied by a written notice of conversion in a form reasonably acceptable to Maker and duly executed by the Holder or his or her duly authorized attorney; provided however that, in case this Note shall be called for redemption or principal and accrued interest shall otherwise be prepaid, such right shall terminate at the close of business on the seventh day following written notice to Holder of Maker's intent to redeem or otherwise prepay principal. Upon such surrender for conversion, Maker shall issue Common Shares to the Holder promptly upon surrender of the Note for conversion. In the event Holder elects to convert a portion, but not all, of the outstanding principal amount hereof into Common Shares of Maker, a new Note will be issued to Holder, which Note shall evidence the amount of outstanding principal not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note and the Holder shall be treated for all purposes as the record holder or holders of such Common Shares as of such date. All Common Shares issuable upon conversion of this Note shall be fully paid and non-assessable. No fractional shares or script representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made in respect of any fraction of a Common Share which would otherwise be issuable upon the surrender of this Note for conversion. Any accrued and unpaid interest shall be paid to the date of conversion, or if not paid, shall be included in calculating the number of Common Shares converted.

         The Conversion Price at which Common Shares shall be issuable upon conversion of this Note shall be equal to eighty percent (80%) of the trading price per share of Maker's common stock, on NASDAQ or other nationally recognized market where Maker's common stock is traded, on the date such Advance (to be identified by Holder when converting) was made until all principal and accrued interest amounts of such Advances have been converted or paid in full. Conversion hereunder of principal and accrued interest amounts for additional Advances shall be based on the trading price per share of Maker's common stock on the date such additional Advances were made until all principal and accrued interest amounts thereunder are converted or paid in full.

         Maker shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of this Note, the full number of whole Common Shares necessary for conversion hereunder. Maker shall take at all times such corporate action as shall be necessary in order that Maker may validly and legally issue fully paid and nonassessable Common Shares upon the conversion of this Note in accordance with the provisions hereof.

         Each certificate representing all Common Shares issued to Holder upon conversion hereunder shall be stamped or otherwise imprinted with the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         If Maker, prior to the Maturity Date, shall determine to register any of its securities for its own account or for the account of others, other than a registration relating solely to "employee benefit plans" (Form S-8), or a registration relating solely to a Commission Rule 145 transaction (Form S-4), or a registration on any registration form which does not permit secondary sales, Maker will offer to the Holder the opportunity to register any amount of registrable securities previously converted hereunder. Maker will give written notice to the Holder of its intention to effect such a registration not later than thirty (30) days prior to the anticipated date of filing with the SEC of a registration statement with respect to such registration. Such notice shall offer the Holder the opportunity to include in such registration statement such registrable securities as the Holder may request (a "Piggyback Registration"). Subject to the provisions hereof, Maker shall include in such Piggyback Registration all registrable securities with respect to which Maker has received a written request from the Holder for inclusion therein within fifteen (15) days after the receipt by the Holder of Maker's notice.

         If a Piggyback Registration is being made with respect to an underwritten primary registration and the managing underwriter or underwriters advise Maker in writing that in their opinion the total number or dollar amount of securities of any class requested to be included in such registration is sufficiently large to adversely affect the success of such offering, Maker shall include in such registration: (A) first, all securities Maker proposes to sell to the public, the proceeds of which shall go to Maker, or up to the full number of securities requested to be included therein by holders exercising demand registration rights which in the opinion of such underwriter can be sold without adversely affecting the offering, (B) second, up to the full number of Common Shares requested pursuant to a request for Piggyback Registration in excess of the number or dollar amount of securities to be sold under subparagraph (A), which, in the opinion of such underwriter, can be sold without adversely affecting the offering, pro rata among such persons requesting inclusion on the basis of the aggregate number of shares of Common Stock requested to be registered by such persons.

         Payments on or notices of conversion of this Note, as well as any other notices to the Holder, are to be mailed or delivered to the Holder at its address set forth in the Credit Facility Agreement or to such other place as the Holder may from time to time direct by written notice to the Maker. This Note shall be construed according to the laws of Bermuda.

         Neither Epsom nor any Holder of this Note, simply by virtue of this Note, shall be considered a shareholder of Maker for any purpose, nor shall anything in this Note be construed to confer on any Holder any rights of a shareholder of Maker including, without limitation, any right to vote, give or withhold consent to any corporate action, receive notice of meetings of shareholders or receive dividends.

         All agreements between the Maker and the Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of payment of extension or loan or commitment fees, of advancement of proceeds, acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the principal amount hereof exceed the maximum legal rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstance whatsoever, fulfillment of any provision of this Note or any instrument securing this Note, at the time performance of such provision shall be due, shall involve transcending the maximum legal rate of interest prescribed by law which a court of competent jurisdiction may deem applicable hereto or thereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such maximum rate, and if from any circumstance the Holder shall ever receive as interest an amount which would exceed said maximum legal rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest; to the extent that such excessive amount exceeds the unpaid principal balance hereon, the Holder shall refund it to the Maker. In determining whether excessive interest would be charged hereon, to the extent permitted by applicable law all sums paid or agreed to be paid to the Holder for the use, forbearance, or detention of the indebtedness evidenced hereby outstanding from time to time shall be prorated, amortized, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the unpaid principal sum so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

         The Maker and the Holder intend that all of the provisions hereof shall be valid and enforceable as specifically set forth herein. If any provision hereof is declared to be invalid or unenforceable, it is the intention of the Maker and the Holder that the remainder of this document, or, if applicable, the remainder of the invalid or unenforceable clause, sentence, or paragraph, shall be valid and enforced to the fullest extent permitted.

         The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the Holder in enforcing the obligations of the Maker under this Note.

         This Note may not be changed orally but only by an agreement in writing signed by the party against whom such change is sought to be enforced.

         IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first above written.

                       RESOURCE FINANCE & INVESTMENT LTD.


                                  By:      /s/ Michael Brickell
                                           ---------------------------
                                           Michael Brickell, President

                                    EXHIBIT B

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Agreement"), dated as of October 30th, 1998, is made by and between EPSOM INVESTMENT SERVICES NV, a Dutch Antilles corporation ("Epsom"), and RESOURCE FINANCE & INVESTMENT LTD., a Bermuda corporation ("Company").

                  WHEREAS, the Company and Epsom are, concurrently herewith, entering into that certain credit facility agreement (the "Credit Facility Agreement"), dated of even date herewith, pursuant to which Epsom has agreed to make certain advances (the "Advances") to the Company.

                  WHEREAS, it is a condition of Epsom's obligations under the Credit Facility Agreement that the Company enter into this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and as an inducement to Epsom to enter into the Credit Facility Agreement, the Company hereby agrees as follows:

1. Definitions. Unless otherwise defined, or unless the context otherwise requires, capitalized terms used in this Agreement shall have the same meaning given such terms in the Credit Facility Agreement.

2. Grant of Security Interest. As security for the full and punctual satisfaction, payment and performance of all of the obligations (the "Obligations") of the Company pursuant to the Credit Facility Agreement, the Secured Promissory Note issued thereunder ("Note") and this Agreement, the Company does hereby pledge, mortgage, assign, set over, convey, grant, transfer and deliver (collectively, "Transfer") to Epsom a first priority continuing security interest and lien (the "Security Interest") in and to all of the Company's shares in its subsidiary companies, which Security Interest shall be subject and subordinate only to the security interests provided for in Section 3 hereof.

3. Permitted Indebtedness. Notwithstanding Section 2 hereof, the Security Interest shall be subordinate to any security interests (the "Permitted Senior Indebtedness") to the extent that such security interests are described on Schedule 3 hereto or Epsom consents in writing to such subordination, which consent may be withheld in Epsom's sole discretion.

4. Collateral. The "Collateral" shall cover and include all shares held in its subsidiary companies as follows:

          1.   Oregon Resources Corporation, a wholly owned subsidiary
          2. Cranberry Corporation of Oregon, a wholly owned subsidiary of Oregon Resources Corporation
          3. Amalgamated Mining Corporation of Venezuela, a wholly owned subsidiary
          4.   Compania Minera Tierra Extrana C.A., a 70% owned subsidiary
          5.   Compania Minera Tierra Extrana C.A. , a 70 % owned subsidiary

5. Preservation and Perfection of Security Interests. Concurrently with the execution of this Agreement, the Company has executed and delivered to Epsom a lien which may be registered according to the laws of Bermuda (the "Lien") with respect to the Security Interest. In addition, the Company shall, as required from time to time by Epsom, execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, additional financing statements, continuation statements and other agreements and writings which Epsom may request in order to create, perfect or continue the Security Interest or which Epsom may otherwise reasonably request in order to secure, protect or enforce the Security Interest or the rights of Epsom under this Agreement (but any failure to request or assure that the Company execute, deliver or endorse any such item shall not affect nor impair the validity, sufficiency or enforceability of this Agreement or any security interests granted herein, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion). A carbon, photographic or other reproduction of this Agreement or of the Lien is sufficient as a lien.

6. Representations and Warranties of the Company. The Company hereby incorporates by reference those representations and warranties set forth in the Credit Facility Agreement, and further represents and warrants to Epsom:

          6.1. The Company has full power, authority and legal right to Transfer the Security Interest in the Collateral to Epsom.

          6.2. Subject to the Permitted Senior Indebtedness, this Agreement is fully sufficient to, and shall create and transfer to Epsom a Security Interest in and to all of the Company's right, title and interest in the Collateral free and clear of any and all adverse liens, claims and encumbrances of any kind or nature, and the Company has not Transferred, and shall not Transfer any security interest in the Collateral to any other person, without the prior written consent of Epsom.

          6.3. Subject to the Permitted Senior Indebtedness, this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the performance of the Obligations. Except for the registration of the Lien delivered to Epsom pursuant to Section 5 hereof, all filings and other actions necessary to perfect and protect such security interest have been made or taken.

          6.4. No consent of any person (including, without limitation, stock holders or creditors of the Company) is required for the subjection by the Company of the Collateral to the terms of this Agreement.

7. Covenants of the Company. The Company hereby reaffirms and incorporates those covenants set forth in the Credit Facility Agreement and further covenants and agrees:

          7.1. To appear and defend any and all actions and proceedings affecting the Collateral, or otherwise affecting the Security Interest, and the Company shall obtain and furnish to Epsom from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

          7.2. To permit Epsom, its representatives and its agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be reasonably requested by Epsom from time-to-time in order to secure, protect or enforce
               the  Security   Interest  or  the  rights  of  Epsom  under  this
               Agreement.

          7.3. That all Collateral shall, for the entire term of this Agreement, be free and clear of any liens, mortgages, pledges, or any other encumbrances of any kind or nature whatsoever, except only for the security interests created by this Agreement and the Permitted Senior Indebtedness or as otherwise consented to in writing by Epsom.

          7.4. Not to sell, lease, Transfer or remove the Collateral, or any part thereof, from its present location without first obtaining the express written consent of Epsom, except in the ordinary course of business.

          7.5. With respect to that part of the Collateral which is tangible, the Company will maintain such Collateral in good order and repair and will not use any part of such Collateral in any manner injurious or likely to be injurious or which will result in its unreasonable deterioration or consumption or which will be in violation of any laws or regulations or any policy of insurance. With respect to Collateral which is not tangible, the Company will take all steps reasonably necessary to preserve and protect the value of such Collateral, and the Company will diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable.

          7.6. To promptly notify Epsom upon becoming aware of any attachment, garnishment, execution or other legal process levied against any or all of the Collateral and of any other information received by the Company that may materially affect the value of the Collateral or the rights and remedies of Epsom hereunder.

          7.7. To maintain insurance on the Collateral against loss or damage by
               fire,   perils  commonly  covered  under  the  extended  coverage
               endorsement, malicious mischief and sprinkler leakage.

8. Duty To Hold In Trust. Upon the occurrence of any Event of Default, as defined in the Credit Facility Agreement, the Company shall, upon receipt by it of any revenue, income or other sums (collectively, the "Sums") subject to the Security Interest, whether payable pursuant to the Credit Facility Agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for Epsom and shall forthwith endorse and transfer any such sums or instruments, or both, to Epsom for application to the satisfaction of the Obligations, (except for those Sums subject to the rights of the third parties pursuant to this Agreement including Permitted Senior Indebtedness under Section 3 hereof).

9. Remedies Upon Default. Upon the occurrence of any Event of Default, as defined in the Credit Facility Agreement, Epsom shall, subject to the rights, if any, of parties under the Permitted Senior Indebtedness, and in addition to all of its rights under the Credit Facility Agreement, have all of the rights and remedies of a secured party under any applicable laws, and, without limiting the generality of the foregoing, Epsom may in its sole discretion:

          9.1. Enter upon the premises where any of the Collateral may be located, and take possession of the Collateral, and demand and receive reconveyance of the Collateral from any person who has possession thereof, and Epsom may take such measures as may be necessary or proper for the care or protection of the value thereof, including the right to remove, keep and/or store all or any portion of the Collateral or put a custodian in charge thereof; and/or

          9.2. Require the Company to assemble the Collateral and make it and all records relating to the Collateral available to Epsom at such times and in such places as is reasonably convenient to the Company and Epsom; and/or

          9.3. With or without taking possession, sell or cause to be sold, at any time, and from time to time, as Epsom may determine, any of the Collateral in its entirety or in parcels, either at public or private sale, at such price and on such terms as Epsom may deem best, at which sale Epsom may bid and purchase to the extent permitted by law, as now or hereinafter in effect. The Company agrees that notice to the Company of a public or private sale, which notice is given not less than ten (10) business days prior to such sale, shall constitute "reasonable notice." The Company shall have no right of redemption subsequent to any such sale, and hereby expressly waives any such right. Epsom shall apply the proceeds of any such sale or sales first to the expenses incident thereto, including reasonable attorneys' fees, and next to the full and complete satisfaction of all of the Obligations. The Company shall remain fully liable to Epsom for any deficiency which may exist after any such sale or sales and the application of the proceeds thereof in accordance herewith. Any purchaser at any such sale or sales (including without limitation Epsom) shall thereafter hold any of the Collateral so purchased absolutely free from any claim or right of any nature whatsoever by any other person or entity (including without limitation the Company) except only the claims and rights of the secured parties under the Permitted Senior Indebtedness; and/or

          9.4. Institute any proceeding at law, in equity, or otherwise in order to foreclose upon the Collateral or any part thereof. To the extent permitted by law, any sale thereof shall be held in the same manner, with the same effect and subject to the same terms and conditions as specified in paragraph (c) of this Section 9. Epsom may, in the exercise of its sole and absolute discretion, from time to time, at any time and in any order, choose to institute a proceeding for foreclosure on some portion of the Collateral and/or a sale under paragraphs (c) or (d) on other portions of the Collateral, without being deemed to have made an election of remedies or to have waived any other rights or remedies, and without in any other way limiting any remedies or rights which it may otherwise have; and/or

          9.5. In its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation to do so, and Epsom may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Company or in any other way limiting any remedies or rights which Epsom may otherwise have; and/or

          9.6. In the event Epsom takes possession of the Collateral pursuant to the exercise of any right or remedy provided for hereunder or by law, any insurance policy owned by the Company, together with any unearned or prepaid premium thereon, shall, at the option of Epsom, be assigned by the Company to, and become the sole property of Epsom, provided that the amount of any such unearned or prepaid premium is thereupon applied to the payment or satisfaction of the Obligations.

10. Security Interest Absolute. All rights of Epsom and the security interest hereunder, and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) Any lack of validity or enforceability of this Agreement, the Credit Facility Agreement and any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Facility Agreement; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by Epsom to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, Epsom's rights shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Obligations shall have been paid and performed in full, and shall be binding upon the Company and its successors and permitted transferees and assigns. In the event that at any time any transfer of any Collateral or any payment received by Epsom hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the insolvency or bankruptcy laws of any country, as amended (the "Bankruptcy Law"), or shall be deemed to be otherwise due to any party other than Epsom, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require Epsom to proceed against any other person or to apply any Collateral which Epsom may hold at any time, or to marshal assets, or to pursue any other remedy. Epsom may, at its election, exercise any right or remedy it may have against any security held by Epsom, including, without limitation, the right to foreclose any such security by judicial or nonjudicial sale, without affecting or impairing in any way the rights of Epsom hereunder. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby. Notwithstanding the foregoing or anything else to the contrary, this Agreement shall terminate upon the failure of Epsom to make Advances, to the extent permitted by the terms of the Credit Facility Agreement.

11. Epsom Appointed Attorney-in-Fact. Subject to the rights, if any, of the Permitted Senior Indebtedness, the Company hereby irrevocably makes, nominates, constitutes and appoints Epsom and each of its Agents (with full power of substitution and resubstitution), as the Company's true and lawful attorney-in-fact with full power to take all actions and sign, execute, acknowledge, record and file, in the Company's name and for Epsom's use and benefit, all documents that shall be necessary to accomplish the following upon the occurrence of any Event of Default:

          11.1.To  receive,  open  and  dispose  of all  mail  addressed  to the
               Company which relates to the Collateral, or to endorse and collect any notes, checks, drafts, money orders or other evidences of payment that may come into the possession of Epsom;

          11.2.To enforce all rights of the Company under and pursuant to any agreements or other contractual arrangements relating to the Collateral, and to enter into such other agreements as may be necessary to exploit the Collateral;

          11.3.To  execute  and  perform  such  other  and  further  agreements, documents and instruments of any nature whatsoever, including, but not limited to the execution and registration of the Lien and to do any and all other things as Epsom may deem necessary or appropriate for the purpose of preserving, protecting or maintaining the Collateral and the Security Interest granted to Epsom; and

          11.4.To  do  any  and  all  other  things   necessary,   advisable  or
               appropriate to carry out the intention and provisions of and transactions contemplated by the Credit Facility Agreement.

12.       Duties of Epsom.

          12.1.The powers conferred on Epsom hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for monies actually received by it hereunder with respect to which

               Epsom shall act with reasonable care, Epsom shall have no duty as to any Collateral or as to the taking of any steps necessary to preserve its rights against prior parties or any other rights pertaining to any Collateral. Epsom shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equal to that treatment which Epsom accords its own property in the ordinary course of its business.

12.2.If the  Company  fails  to pay,  before  delinquency,  any  taxes  or other governmental charges which may be levied against the Collateral or its operation or use, or any assessments made against the Collateral, or fails to make any payment or to take any action required herein or in the Credit Facility Agreement, or to take any other action necessary to preserve the priority and value of Epsom's rights under this Agreement, then Epsom may (but shall not be obligated to) make such payments and take all such actions as Epsom deems necessary to protect its security interest in or to protect and preserve the value of the Collateral, and Epsom is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any encumbrances, charges or liens which in the judgment of Epsom appear to be prior to or superior to, or of equal priority with, the Security Interest. Any amount so paid shall be included in the Obligations secured hereby and shall bear interest thereon at the maximum rate permitted by law from date of payment until repaid, and shall be secured pursuant to the terms of this Agreement by the Collateral and shall be repayable by the Company on demand.

13. Expenses. In addition to expenses payable under the Credit Facility Agreement, the Company agrees to pay all expenses incurred in the registration of the Lien or any other financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by Epsom. The Company shall pay all other claims and charges which. in the reasonable opinion of Epsom might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. All expenses so incurred shall be immediately paid by the Company upon demand by Epsom. The Company will upon demand pay to Epsom the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Epsom may incur in connection with (i) the administration of this Agreement,
          (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Epsom hereunder or under the Credit Facility Agreement or this Agreement, or (iv) the failure by the Company to perform or observe any of the provisions contained herein or in the Credit Facility Agreement.

14.       Miscellaneous.

14.1.Indemnity.  The  Company  agrees to  defend,  protect,  indemnify  and hold harmless Epsom and each and all of its respective officers, directors, employees, attorneys, and Agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such
     Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, common law or at equitable cause, or contract or otherwise) in any manner relating to or arising out of this Agreement or the Obligations, or any act, event or transaction related or attendant thereto, including, without limitation, any and all costs and expenses incurred in the enforcement of this Agreement (collectively, the "Indemnified Matters"). To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

14.2. Remedies Cumulative. Except as otherwise expressly provided herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and except as otherwise expressly provided for herein, each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or otherwise. The election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

14.3. Notices. All notices, requests, demands, deliveries and other communications hereunder shall be in writing and, except as otherwise specifically provided in this Agreement, shall be deemed to have been duly given, upon receipt, if delivered personally or via fax, or ten
          (10) business days after deposit in the mail, if mailed, first class with postage prepaid (confirmed by telex if the addressee is in a country other than that of the sender) to the parties at the following addresses:

                           If to Epsom, to:

                           EPSOM INVESTMENT SERVICES NV
                           16 Pietermaai,
                           P.O. Box 816,
                           Curacao,
                           Netherlands Antilles
                           Attn:  R.A.Leopard, President

                  If to the Company:

                           RESOURCE FINANCE & INVESTMENT LTD.
                           The Corner House,
                           Parliament Street,
                           Hamilton,
                           Bermuda
                           Attn Michael Brickell, President

14.4. Headings. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

14.5. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of Bermuda applicable to Agreements to be entered into and entirely performed within such jurisdiction.

14.6. Amendments, Etc. Any of the terms and provisions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by Epsom and the Company.

14.7. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

14.8. Delay, Etc. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

14.9. Costs and Attorneys' Fees. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party's costs, including, without limitation, the court costs and reasonable attorneys' fees incurred therein, including any and all appeals or petitions therefrom.

14.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.11. Entire Agreement. This Agreement and the other agreements referred to herein supersede all prior negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties hereto.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered by its duly authorized officers as of the date first above written.

                       RESOURCE FINANCE & INVESTMENT LTD.


                        By: /s/ Michael Brickell
                            -------------------------------
                                Michael Brickell, President


                           Accepted and Agreed to this
                           _30th ___ day of __October_, 1998


                          EPSOM INVESTMENT SERVICES NV


                          By: /s/ R.A. Leopard
                              ---------------------------
                              R.A.Leopard, President